                                                                 Exhibit 7(c)(6)

                                    AMENDED

                          CERTIFICATE OF DESIGNATIONS

                                       OF

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                              (Without Par Value)

                                       OF

                           J. C. PENNEY COMPANY, INC.

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                 J. C. Penney Company, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), DOES HEREBY
CERTIFY:
                 1. That by resolution of the Board of Directors of the Company dated January 28, 1986, and by a Certificate of Designations filed in the office of the Secretary of State of State of Delaware on January 29, 1986, the Company authorized the issuance of a series of 1,600,000 shares of Series A Junior Participating Preferred Stock of the Company (the "Series A Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof.
                 2. That as of the date hereof no shares of such Series A Preferred Stock are outstanding and no shares of such Series A Preferred Stock have been issued.
                 3. That pursuant to authority conferred on the Board Of Directors of the Company by its Restated Certificate of Incorporation, as amended ("Restated Certificate of Incorporation") and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on January 30, 1990 adopted the following resolution amending in their entireties the voting powers, preferences, and relative, participating, optional or other special rights of the shares of the Series A Preferred Stock, and the qualifications, limitations or restrictions thereof effective upon the redemption of the rights (the "1986 Rights") issued pursuant to the Rights Agreement between the Company and Morgan Guaranty Trust Company, as Agent, dated January 28, 1986.
                 RESOLVED, that effective upon the redemption of the 1986 Rights in accordance with these resolutions and pursuant to the authority conferred upon the Board of Directors of the Company by its Restated Certificate of Incorporation and by the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the voting powers, preferences and relative participating, optional or other special rights of the Series A Junior Preferred Stock of the Company, and the qualifications, limitations or restrictions thereof, be, and the same hereby are, amended in their entireties to be as follows:
                 Section 1. Designation and Amount. The shares of such series shall be designated "Series A Junior Participating Preferred Stock" ("Series A Preferred Stock") and the number of shares constituting such series shall be 1,600,000.
                 Section 2. Dividends and Distributions.
                 (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall
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be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 200 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, 50 cents par value per share, of the Company ("Common Stock") and (ii) a preferential cash dividend (a "Preferential Dividend"), if any, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $50.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to clause (i) of the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of the Company and other than a distribution of
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rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share), at a price less than the Current Market Price of such share, then and in each such event the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 200 times (subject to the provisions for adjustment hereinafter set forth) such distribution paid on a share of Common Stock. The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and the second sentence of this paragraph are hereinafter referred to as "Participating Dividends," and the multiple of cash and noncash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 200 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Company shall at any time after February 14, 1990 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such event the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
                 (B) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of the Restated Certificate of Incorporation of the Company relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends, the Company shall declare each Participating Dividend at the same time it declares any cash or noncash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or noncash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment on the Series A Preferred Stock.
                 (C) Preferential Dividends shall begin to accumulate on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accumulated but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
                 Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
                 (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 200 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time after February 14, 1990 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
                 (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation, in any resolution or resolutions of the Board of Directors of the Company providing for the issue of any other series of Preferred Stock or by law, the holders of shares of Series A Preferred Stock, the holders of shares of Common
Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Stock and the holders of shares of any other class or series of capital stock of the Company entitled to vote generally for the election of directors shall vote together as one class on all matters submitted to a vote of stockholders of the Company.
                 (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more consecutive quarterly dividend periods shall not have been declared and paid or set apart for payment, the holders of record of the Series A Preferred Stock, voting together with the holders of record of any other series of Preferred Stock of the Company which shall then have the right, expressly granted by the Restated Certificate of Incorporation of the Company or in any resolution or resolutions of the Board of Directors of the Company providing for the issue of such shares of Preferred Stock, to elect directors upon such a default in the payment of dividends by the Company, shall have the right, at the next meeting of stockholders called for the election of directors, voting together as a class, to elect two members to the Board of Directors, which directors shall be in addition to the number provided for pursuant to the Company's By-laws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid
Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law. Subject to the foregoing, any directors elected pursuant to this paragraph 3(C) shall be elected annually and shall not constitute members of any Class of directors as contemplated by Article Sixth of the Company's Restated Certificate of Incorporation.
                 (D) Except as otherwise required by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for the taking of any corporate action.
                 Section 4.  Certain Restrictions.
                 (A) Whenever Preferential Dividends or Participating Dividends are in arrears or the Company shall be in default in payment thereof, thereafter and until all accumulated and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not
                 (i) declare or pay dividends on, make any other distributions on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
                 (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
                 (iii) except as permitted by subparagraph (iv) of this paragraph (A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or
                 (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company ranking junior to the Series A Preferred Stock unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
          (C) The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of February 14, 1990 between the Company and First Chicago Trust Company of New York (the "Rights Agreement"), a copy of which is on file with the Secretary of the Company at the principal executive office of the Company and shall be made available to holders of record of Common Stock or Series A Preferred Stock without charge upon written request therefor addressed to the Secretary of the Company. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than those of the Series A Preferred Stock.
          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.
          Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, the greater of (A) $200.00 per share plus an amount equal to all accumulated and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (B) the amount equal to 200 times the aggregate amount to be distributed per share to holders of Common Stock, or
(ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock shall be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount," and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the
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Participating Liquidation Amount, which shall be 200 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Company shall at any time after February 14, 1990 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          Section 7. Certain Reclassification and Other Events.
          (A) In the event that holders of shares of Common Stock receive after February 14, 1990 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then in each such event the dividend rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.
                 (B) In the event that holders of shares of Common Stock receive after February 14, 1990 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.
                 (C) In the event that holders of shares of Common Stock receive after February 14, 1990 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Current Market Price of such shares of capital stock on the date of issuance of such right or warrant, then in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to the event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied, again, by the Discount Fraction, and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Current Market Price (as hereinafter defined) of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.
                 (D) For purposes of this Section 7, the "Current Market Price" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, provided that in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after the ex-dividend date for (i) a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock or
(ii) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then in each such event, the Current Market Price shall be appropriately adjusted by the Board of Directors to reflect the Current Market Price of such stock to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors. In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Company.
                 Section 8. Consolidation, Merger, etc. In the event that the Company shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Dividend Multiple, the Vote Multiple or the Liquidation Multiple in effect immediately prior to such event.
                 Section 9.  Effective Time of Adjustments.
                 (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.
                 (B) The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect on any such shares of any adjustment to the dividend rights, voting rights or rights upon liquidation, dissolution or winding up of the Company required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.
                 Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions of the Amended Certificate of Designations setting forth the rights, powers and preferences of the Series A Preferred Stock and the Restated Certificate of Incorporation of the Company.
                 Section 11. Ranking. Unless otherwise provided in the Restated Certificate of Incorporation or a certificate of designations relating to a subsequent series of Preferred Stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock.
                 Section 12. Amendment. After the Distribution Date (as defined in the Rights Agreement), the provisions of the Amended Certificate of Designations setting forth the rights, powers and preferences of the Series A Preferred Stock and the Restated Certificate of Incorporation shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of 66 2/3% or more of the outstanding shares of Series A

Preferred Stock, voting together as a single class.
                 IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused this Amended Certificate of Designations to be signed and attested this February 15, 1990.
                                        J. C. PENNEY COMPANY, INC.

                                        By   /S/ C. R. Lotter
                                           ------------------------
                                        Name:  C. R. Lotter
                                        Title: Senior Vice President

ATTEST:


/S/ T. M. Comerford
- - ----------------------------
Name: T. M. Comerford
Title: Assistant Secretary